UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2015

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-4900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 2, 2015, 6D Global Technologies, Inc. (the “Company”) entered into a new written employment agreement with Tejune Kang, the Company’s Chief Executive Officer and Chairman of the Board.  Under the terms of this new agreement, Mr. Kang shall serve as CEO for a two year term with a base compensation of $102,000 per year.  Mr. Kang is eligible for a bonus of up to $40,800 based upon a combination of revenue and profitability targets for the Company for 2016.  In addition, the Company will provide Mr. Kang with an allowance of living expenses of up to $118,000 per year.

If Mr. Kang’s employment is terminated for cause by the Company, or if he terminates his employment without good reason, then he will be entitled to receive his accrued base salary through the date of termination, but will forfeit all stock options (whether vested or unvested) and will not have any right to any further compensation, bonus, stock options or benefits from the Company.

If Mr. Kang’s employment is terminated without cause by the Company, if he terminates his employment with good reason, or if his employment is terminated in connection with a change of control of the Company, he will be entitled to a $25,500 lump sum payment and all of his unvested stock options will immediately vest, but he will not have any right to any further compensation, bonus, stock options or benefits from the Company.

On January 1, 2016, the Company entered into a written employment agreement with Mark Szynkowski, the Company’s Chief Financial Officer.  Mr. Szynkowski previously was an at-will employee without an employment agreement.  Mr. Szynkowski shall serve as CFO for a two year term with a base compensation of $215,000 per year.  Mr. Szynkowski is eligible for a bonus of up to $21,500 based upon a combination of revenue and profitability targets for the Company for 2016.

If Mr. Szynkowski’s employment is terminated for cause by the Company, or if he terminates his employment without good reason, then he will be entitled to receive his accrued base salary through the date of termination, but will forfeit all stock options (whether vested or unvested) and will not have any right to any further compensation, bonus, stock options or benefits from the Company.

If Mr. Szynkowski’s employment is terminated without cause by the Company, if he terminates his employment with good reason, or if his employment is terminated in connection with a change of control of the Company, he will be entitled to a $53,750 lump sum payment and all of his unvested stock options will immediately vest, but he will not have any right to any further compensation, bonus, stock options or benefits from the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: January 19, 2016	By:	/s/ Tejune Kang
	Name:	Tejune Kang
	Title:	Chief Executive Officer